CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	April 27, 2015
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS FIRST QUARTER 2015 RESULTS

Quarterly Highlights

▪	Net income available to common stockholders of $15.5 million or $0.76 per diluted common share
▪	Return on average common equity of 13.58%
▪	Return on average tangible common equity of 15.67%
▪	Net interest margin of 3.90%
▪	Gains on sale of loans held for sale of $13.7 million, more than double the first quarter 2014
▪	Completed acquisition of Community Banc-Corp of Sheboygan, Inc. on January 16, 2015
▪	Completed merger of Galena State Bank & Trust Co. into Illinois Bank & Trust effective January 23, 2015
▪	Announced signing of merger agreement with Community Bancorporation of New Mexico, Inc. on April 16, 2015

	Quarter Ended March 31,
	2015	2014
Net income (in millions)	$15.7	$6.9
Net income available to common stockholders (in millions)	15.5	6.7
Diluted earnings per common share	0.76	0.36

Return on average assets	0.97%	0.47%
Return on average common equity	13.58	7.41
Return on average tangible common equity	15.67	8.50
Net interest margin	3.90	3.92

“Heartland’s first quarter earnings of $0.76 per diluted common share clearly surpassed expectations. Quarterly net income available to common stockholders of $15.5 million was more than double our net income of $6.7 million in the first quarter last year.”

Lynn B. Fuller, chairman and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, Monday, April 27, 2015-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income available to common stockholders of $15.5 million, or $0.76 per diluted common share, for the quarter ended March 31, 2015, compared to $6.7 million, or $0.36 per diluted common share, for the first quarter of 2014. Return on average common equity was 13.58% and return on average assets was 0.97% for the first quarter of 2015, compared to 7.41% and 0.47%, respectively, for the same quarter in 2014.

Positively affecting net income for the quarter were increases in net interest income, securities gains and gains on sale of loans held for sale and a reduction in provision for loan and lease losses. These improvements were partially offset by increases in the noninterest expense categories of salaries and employee benefits, professional fees and other noninterest expenses.

Commenting on Heartland’s first quarter 2015 results, Lynn B. Fuller, Heartland’s chairman and chief executive officer said, “Heartland’s first quarter earnings of $0.76 per diluted common share clearly surpassed expectations. Quarterly net income available to common stockholders of $15.5 million was more than double our net income of $6.7 million in the first quarter last year.”

On January 16, 2015, Heartland completed the acquisition of Community Banc-Corp of Sheboygan, Inc., parent company of Community Bank & Trust in Sheboygan, Wisconsin, in an all stock transaction. Simultaneous with the closing, Community Bank & Trust was merged into Heartland's Wisconsin Bank & Trust subsidiary. As of the close date, the transaction included, at fair value, total assets of $525.3 million, total loans of $395.0 million and total deposits of $434.0 million.

Subsequent to the quarter-end, Heartland announced it had entered into a definitive merger agreement with Community Bancorporation of New Mexico, Inc., parent company of Community Bank in Santa Fe, New Mexico. Under the terms of the agreement, which has been unanimously approved by the boards of directors of both companies, Heartland will acquire Community Bancorporation of New Mexico, Inc. in an all cash transaction valued at approximately $11.3 million. Simultaneous with closing of the transaction, Community Bank will be merged into Heartland’s New Mexico Bank & Trust subsidiary. The transaction is subject to approvals by Community Bancorporation of New Mexico, Inc. shareholders and bank regulatory authorities, and is expected to close during the third quarter of 2015.

Fuller commented, “Expansion of our banking franchise through M&A remains a high priority for Heartland. In the first quarter, we completed the acquisition of Community Banc-Corp of Sheboygan, Inc., a $525 million commercial banking company in Sheboygan, Wisconsin. And on April 16, we announced the proposed acquisition of Community Bancorporation of Santa Fe, Inc., a New Mexico - based holding company with assets of approximately $181 million.”

Net Interest Margin Increases in Dollars; Net Interest Margin as a Percentage of Average Earning Assets Remains Steady

Net interest margin, expressed as a percentage of average earning assets, was 3.90% during the first quarter of 2015 compared to 3.94% during the fourth quarter of 2014 and 3.92% during the first quarter of 2014.

Fuller said, "We continue to enjoy a strong net interest margin, which held up nicely at 3.90%. Our success in maintaining net interest margin above many of our peers is the result of continuous price discipline on both sides of the balance sheet. Net interest income in dollars has also increased steadily for each of the last six quarters."

Interest income increased $5.8 million or 10% to $63.1 million in the first quarter of 2015 from the $57.3 million recorded in the first quarter of 2014. After adjustment to add $2.4 million for both the first quarter of 2015 and the first quarter of 2014 for income taxes saved on the interest earned on nontaxable securities and loans, on a tax-equivalent basis, interest income in the first quarter of 2015 was $65.5 million compared to $59.6 million in the first quarter of 2014. The increase in interest income in the first quarter of 2015, as compared to the first quarter of 2014, was primarily due to an increase in average earning assets, which increased $578.9 million or 11% during the first quarter of 2015 compared to the first quarter of 2014, with approximately $375.0 million attributable to the acquisition completed during the first quarter of 2015 and the remainder attributable primarily to loan growth experienced during the last three quarters of 2014. Also contributing to the increase in interest income during the first quarter of 2015 compared to the first quarter of 2014 was a change in the composition of average earning assets from lower-yielding investments to higher-yielding loans. The percentage of average net loans and leases to total earning assets was 72% during the first quarter of 2015 compared to 67% during the first quarter of 2014.

Interest expense for the first quarter of 2015 was $9.2 million, an increase of $510,000 or 6% from $8.7 million in the first quarter of 2014. Average interest bearing liabilities increased $308.5 million or 8% for the quarter ended March 31, 2015, as compared to the same quarter in 2014, while the average interest rate paid on Heartland's interest bearing deposits and borrowings declined 1 basis point from 0.86% in the first quarter of 2014 to 0.85% in the first quarter of 2015. The average interest rate paid on savings deposits was 0.26% during the first quarter of 2015 compared to 0.33% during the first quarter of 2014 and the average interest rate paid on time deposits was 1.09% during the first quarter of 2015 compared to 1.21% during the first quarter of 2014.

Net interest income increased $5.3 million or 11% to $53.9 million in the first quarter of 2015 from the $48.6 million recorded in the first quarter of 2014. Net interest income on a tax-equivalent basis totaled $56.3 million during the first quarter of 2015, an increase of $5.3 million or 10% from the $51.0 million recorded during the first quarter of 2014.

Noninterest Income Increases; Noninterest Expense Increases

Noninterest income totaled $30.7 million during the first quarter of 2015 compared to $18.9 million during the first quarter of 2014, an increase of $11.8 million or 63%. Net securities gains totaled $4.4 million during the first quarter of 2015 compared to $781,000 during the first quarter of 2014, an increase of $3.6 million or 457%. Gains on sale of loans held for sale totaled $13.7 million during the first quarter of 2015 compared to $6.4 million during the first quarter of 2014, an increase of $7.3 million or 115%. The Community Bank & Trust acquisition completed during the first quarter of 2015 contributed approximately $1.5 million to noninterest income.

Fuller commented, “A renewed wave of residential refinancing activity in the first quarter resulted in a significant increase in gains on sale of loans compared to the prior year’s quarter. Our Heartland Mortgage unit remains a key area of emphasis for Heartland; we are making diligent efforts to increase loan production while seeking efficiencies in the back office.”

For the first quarter of 2015, noninterest expenses totaled $59.6 million compared to $52.5 million during the first quarter of 2014, an increase of $7.1 million or 13%, with approximately $4.4 million attributable to the Community Bank & Trust acquisition. The largest contributor to this increase was salaries and employee benefits, which increased $4.3 million or 13%, with $2.2 million attributable to the acquisition. Salaries and employee benefits was also affected by increases in incentive plan accruals and higher compensation in the mortgage segment during the first quarter of 2015. The other noninterest expense categories with significant increases during the first quarter of 2015 in comparison with the first quarter of 2014 were professional fees, which increased $1.5 million or 34%, and other noninterest expenses, which increased $1.2 million or 21%. The acquisition was responsible for $1.0 million of the increase in professional fees and $312,000 of the increase in other noninterest expenses.

Heartland's effective tax rate was 32.60% for the first quarter of 2015 compared to 19.82% for the first quarter of 2014. Federal low-income housing tax credits included in Heartland's income taxes totaled $145,000 during the first quarter of 2015 compared to $200,000 during the first quarter of 2014. Heartland's effective tax rate was also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 19.07% during the first quarter of 2015 compared to 51.28% during the first quarter of 2014. The tax-equivalent adjustment for this tax-exempt interest income was $2.4 million during both the first quarter of 2015 and the first quarter of 2014.

Exclusive of Acquisition, Loans Decline Slightly and Deposits Increase

Total assets were $6.51 billion at March 31, 2015, an increase of $454.5 million or 7% since year-end 2014. Total assets of Community Banc-Corp of Sheboygan, Inc. at acquisition date were $525.3 million. Securities represented 25% of total assets at March 31, 2015, compared to 28% at year-end 2014.

Total loans and leases held to maturity were $4.24 billion at March 31, 2015, compared to $3.88 billion at year-end 2014, an increase of $366.9 million or 9%. Included in the loan growth for the first quarter of 2015 were $395.0 million acquired in the Community Bank & Trust merger. Exclusive of this acquisition, total loans and leases held to maturity decreased $28.1 million or 1%.

Total deposits were $5.27 billion as of March 31, 2015, compared to $4.77 billion at year-end 2014, an increase of $498.4 million or 10%, with $434.0 million attributable to the Community Bank & Trust acquisition. Demand deposits totaled $1.52 billion at March 31, 2015, an increase of $219.8 million or 17% since year-end 2014, with $117.1 million attributable to the acquisition. Exclusive of $127.9 million acquired, certificates of deposits decreased $25.6 million or 3%.

Fuller said, “We continue to experience a favorable change in our deposit mix, with sustained growth in no-cost demand deposits, which now represent 29 percent of total deposits. Non-time categories now account for 83 percent of total deposits.”

Increase in Nonperforming Assets; Decrease in Provision for Loan Losses

Nonperforming loans, excluding those covered under loss sharing agreements, were $27.0 million or 0.64% of total loans and leases at March 31, 2015, compared to $25.1 million or 0.63% of total loans and leases at December 31, 2014. Exclusive of $6.1 million of nonperforming assets acquired in the acquisition of Community Bank & Trust, nonperforming assets decreased $4.4 million or 9.8% since year-end 2014.

The allowance for loan and lease losses at March 31, 2015, was 0.99% of loans and leases and 154.83% of nonperforming loans compared to 1.07% of loans and leases and 168.58% of nonperforming loans at December 31, 2014. The provision for loan losses was $1.7 million for the first quarter of 2015 compared to $6.3 million for the first quarter of 2014, which included approximately $4.5 million to compensate for a charge off on a single large credit.

Net charge-offs on loans during the first quarter of 2015 were $1.3 million compared to $9.4 million during the first quarter of 2014. The higher amount during the first quarter of 2014 was primarily due to a $6.8 million credit which was fully charged off.

“With nonperforming loans currently at 0.64 percent of total loans, Heartland’s credit quality can be described as exceptional. Looking back several years, we are proud to see this ratio approaching pre-recession levels,” Fuller concluded.

Conference Call Details
Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial 877-407-0782 at least five minutes before start time. To listen to the live webcast, log on to www.htlf.com at least 15 minutes before start time. A replay will be available until April 26, 2016, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 86 banking locations in 63 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas and Missouri, and loan production offices in California, Nevada, Wyoming, Idaho, North Dakota, Oregon, Washington and Nebraska. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions, (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-
###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended March 31,
	2015	2014
Interest Income
Interest and fees on loans and leases	$53,049	$46,384
Interest on securities:
Taxable	7,132	7,761
Nontaxable	2,916	3,122
Interest on federal funds sold	1	—
Interest on deposits in other financial institutions	4	7
Total Interest Income	63,102	57,274
Interest Expense
Interest on deposits	4,172	4,778
Interest on short-term borrowings	198	226
Interest on other borrowings	4,802	3,658
Total Interest Expense	9,172	8,662
Net Interest Income	53,930	48,612
Provision for loan and lease losses	1,671	6,331
Net Interest Income After Provision for Loan and Lease Losses	52,259	42,281
Noninterest Income
Service charges and fees	5,404	4,896
Loan servicing income	1,041	1,511
Trust fees	3,631	3,210
Brokerage and insurance commissions	1,087	1,123
Securities gains, net	4,353	781
Loss on trading account securities	—	(38)
Gains on sale of loans held for sale	13,742	6,379
Income on bank owned life insurance	524	363
Other noninterest income	881	625
Total Noninterest Income	30,663	18,850
Noninterest Expense
Salaries and employee benefits	36,638	32,319
Occupancy	4,259	4,050
Furniture and equipment	2,106	1,890
Professional fees	6,044	4,526
FDIC insurance assessments	956	980
Advertising	1,181	1,188
Intangible assets amortization	631	624
Other real estate and loan collection expenses	465	1,052
Loss on sales/valuations of assets, net	353	163
Other noninterest expenses	6,981	5,746
Total Noninterest Expense	59,614	52,538
Income Before Income Taxes	23,308	8,593
Income taxes	7,599	1,703
Net Income	15,709	6,890
Preferred dividends and discount	(204)	(204)
Net Income Available to Common Stockholders	$15,505	$6,686
Earnings per common share-diluted	$0.76	$0.36
Weighted average shares outstanding-diluted	20,493,266	18,724,936

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Interest Income
Interest and fees on loans and leases	$53,049	$50,226	$49,311	$48,101	$46,384
Interest on securities:
Taxable	7,132	6,972	7,547	7,447	7,761
Nontaxable	2,916	3,190	3,249	3,708	3,122
Interest on federal funds sold	1	—	1	—	—
Interest on deposits in other financial institutions	4	3	6	7	7
Total Interest Income	63,102	60,391	60,114	59,263	57,274
Interest Expense
Interest on deposits	4,172	4,144	4,655	4,577	4,778
Interest on short-term borrowings	198	222	227	202	226
Interest on other borrowings	4,802	3,854	3,741	3,685	3,658
Total Interest Expense	9,172	8,220	8,623	8,464	8,662
Net Interest Income	53,930	52,171	51,491	50,799	48,612
Provision for loan and lease losses	1,671	2,866	2,553	2,751	6,331
Net Interest Income After Provision for Loan and Lease Losses	52,259	49,305	48,938	48,048	42,281
Noninterest Income
Service charges and fees	5,404	5,078	4,857	5,254	4,896
Loan servicing income	1,041	1,360	1,319	1,393	1,511
Trust fees	3,631	3,350	3,194	3,343	3,210
Brokerage and insurance commissions	1,087	1,115	1,044	1,158	1,123
Securities gains, net	4,353	1,208	825	854	781
Loss on trading account securities	—	—	—	—	(38)
Gains on sale of loans held for sale	13,742	7,778	8,384	8,796	6,379
Income on bank owned life insurance	524	399	371	339	363
Other noninterest income	881	945	612	398	625
Total Noninterest Income	30,663	21,233	20,606	21,535	18,850
Noninterest Expense
Salaries and employee benefits	36,638	31,415	33,546	32,563	32,319
Occupancy	4,259	3,905	3,807	3,984	4,050
Furniture and equipment	2,106	2,097	2,033	2,085	1,890
Professional fees	6,044	5,072	4,429	4,214	4,526
FDIC insurance assessments	956	960	888	980	980
Advertising	1,181	1,442	1,383	1,511	1,188
Intangible assets amortization	631	487	521	591	624
Other real estate and loan collection expenses	465	524	215	518	1,052
Loss on sales/valuations of assets, net	353	116	447	1,379	163
Other noninterest expenses	6,981	7,930	7,386	6,834	5,746
Total Noninterest Expense	59,614	53,948	54,655	54,659	52,538
Income Before Income Taxes	23,308	16,590	14,889	14,924	8,593
Income taxes	7,599	4,327	2,916	4,150	1,703
Net Income	15,709	12,263	11,973	10,774	6,890
Preferred dividends and discount	(204)	(204)	(205)	(204)	(204)
Net Income Available to Common Stockholders	$15,505	$12,059	$11,768	$10,570	$6,686
Earnings per common share-diluted	$0.76	$0.64	$0.63	$0.56	$0.36
Weighted average shares outstanding-diluted	20,493,266	18,762,272	18,752,748	18,746,735	18,724,936

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Assets
Cash and due from banks	$104,475	$64,150	$63,400	$98,613	$84,744
Federal funds sold and other short-term investments	7,257	9,721	4,436	4,047	3,884
Cash and cash equivalents	111,732	73,871	67,836	102,660	88,628
Time deposits in other financial institutions	2,605	2,605	2,605	3,105	3,355
Securities:
Available for sale, at fair value	1,353,537	1,401,868	1,369,703	1,412,809	1,400,756
Held to maturity, at cost	284,030	284,587	255,312	257,217	257,927
Other investments, at cost	18,297	20,498	20,514	20,932	18,755
Loans held for sale	105,670	70,514	93,054	87,173	54,862
Loans and leases:
Held to maturity	4,243,689	3,876,745	3,798,305	3,694,734	3,577,776
Loans covered by loss share agreements	—	1,258	3,850	4,379	5,466
Allowance for loan and lease losses	(41,854)	(41,449)	(41,698)	(40,892)	(38,573)
Loans and leases, net	4,201,835	3,836,554	3,760,457	3,658,221	3,544,669
Premises, furniture and equipment, net	145,132	130,713	132,240	133,127	135,054
Other real estate, net	19,097	19,016	20,475	24,395	28,083
Goodwill	51,073	35,583	35,583	35,583	35,583
Other intangible assets, net	44,024	33,932	33,399	32,732	32,690
Cash surrender value on life insurance	95,118	82,638	82,224	81,840	81,486
FDIC indemnification asset	—	—	83	124	190
Other assets	74,126	59,433	61,122	63,792	64,854
Total Assets	$6,506,276	$6,051,812	$5,934,607	$5,913,710	$5,746,892
Liabilities and Equity
Liabilities
Deposits:
Demand	$1,515,004	$1,295,193	$1,274,439	$1,221,703	$1,195,457
Savings	2,863,744	2,687,493	2,599,850	2,556,784	2,582,166
Time	887,650	785,336	852,430	862,995	885,741
Total deposits	5,266,398	4,768,022	4,726,719	4,641,482	4,663,364
Short-term borrowings	259,335	330,264	348,305	420,494	256,250
Other borrowings	361,300	395,705	334,311	329,507	334,706
Accrued expenses and other liabilities	51,896	61,504	41,873	49,806	35,237
Total Liabilities	5,938,929	5,555,495	5,451,208	5,441,289	5,289,557
Stockholders' Equity
Preferred equity	81,698	81,698	81,698	81,698	81,698
Common stock	20,586	18,511	18,477	18,468	18,455
Capital surplus	147,642	95,816	94,393	93,334	92,199
Retained earnings	312,212	298,764	288,555	278,632	269,908
Accumulated other comprehensive income (loss)	5,255	1,528	276	289	(4,903)
Treasury stock at cost	(46)	—	—	—	(22)
Total Equity	567,347	496,317	483,399	472,421	457,335
Total Liabilities and Equity	$6,506,276	$6,051,812	$5,934,607	$5,913,710	$5,746,892

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Average Balances
Assets	$6,454,271	$5,974,188	$5,882,792	$5,800,104	$5,770,350
Loans and leases, net of unearned	4,267,593	3,899,465	3,812,218	3,692,159	3,571,127
Deposits	5,161,782	4,784,592	4,710,177	4,665,993	4,633,192
Earning assets	5,857,204	5,508,287	5,426,336	5,321,149	5,278,331
Interest bearing liabilities	4,398,184	4,123,478	4,099,526	4,091,233	4,089,691
Common stockholders' equity	463,048	406,664	393,740	380,561	365,889
Total stockholders' equity	544,746	488,362	475,438	462,259	447,587
Tangible common stockholders' equity	401,294	361,916	348,423	334,747	318,898

Key Performance Ratios
Annualized return on average assets	0.97%	0.80%	0.79%	0.73%	0.47%
Annualized return on average common equity	13.58%	11.77%	11.86%	11.14%	7.41%
Annualized return on average common tangible equity	15.67%	13.22%	13.40%	12.66%	8.50%
Annualized ratio of net charge-offs to average loans and leases	0.12%	0.32%	0.18%	0.05%	1.07%
Annualized net interest margin(1)	3.90%	3.94%	3.96%	4.04%	3.92%
Efficiency ratio, fully taxable equivalent(2)	70.95%	69.99%	70.76%	70.97%	74.94%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%.
(2) Refer to the "Non-GAAP Reconciliation-Efficiency Ratio" table that follows for details of this non-GAAP measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Reconciliation of Non-GAAP Measure-Efficiency Ratio
Net interest income	$53,930	$52,171	$51,491	$50,799	$48,612
Taxable equivalent adjustment(1)	2,393	2,550	2,613	2,762	2,372
Fully taxable equivalent net interest income	56,323	54,721	54,104	53,561	50,984
Noninterest income	30,663	21,233	20,606	21,535	18,850
Securities gains, net	(4,353)	(1,208)	(825)	(854)	(781)
Adjusted income	$82,633	$74,746	$73,885	$74,242	$69,053

Total noninterest expenses	$59,614	$53,948	$54,655	$54,659	$52,538
Less:
Intangible assets amortization	631	487	521	591	624
Partnership investment in historic rehabilitation tax credits	—	1,028	1,408	—	—
Loss on sales/valuation of assets, net	353	116	447	1,379	163
Adjusted noninterest expenses	$58,630	$52,317	$52,279	$52,689	$51,751

Efficiency ratio, fully taxable equivalent(2)	70.95%	69.99%	70.76%	70.97%	74.94%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%.
(2) Efficiency ratio, fully taxable equivalent, expresses noninterest expenses as a percentage of fully taxable equivalent net interest income and noninterest income. Noninterest income and noninterest expenses exclude items that management believes are not comparable among the periods presented. This measure should not be considered a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP measure provides supplemental useful information for proper understanding of the financial results.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Common Share Data
Book value per common share	$23.59	$22.40	$21.74	$21.16	$20.36
Tangible book value per common share(1)	$20.41	$19.99	$19.30	$18.69	$17.86
ASC 320 effect on book value per common share	$0.38	$0.19	$0.10	$0.13	$(0.16)
Common shares outstanding, net of treasury stock	20,585,072	18,511,125	18,477,463	18,467,646	18,454,048
Tangible capital ratio(2)	6.52%	6.16%	6.06%	5.88%	5.78%

Loan and Lease Data
Loans held to maturity:
Commercial and commercial real estate	$3,067,315	$2,743,140	$2,709,544	$2,650,517	$2,547,625
Residential mortgage	413,938	380,341	360,309	341,697	365,162
Agricultural and agricultural real estate	411,732	423,827	404,423	389,918	370,348
Consumer	351,981	330,555	326,148	315,234	297,978
Unearned discount and deferred loan fees	(1,277)	(1,118)	(2,119)	(2,632)	(3,337)
Total loans and leases held to maturity	$4,243,689	$3,876,745	$3,798,305	$3,694,734	$3,577,776

Loans covered under loss share agreements:
Commercial and commercial real estate	$—	$54	$1,188	$1,208	$2,292
Residential mortgage	—	1,204	1,762	1,995	2,062
Agricultural and agricultural real estate	—	—	573	567	502
Consumer	—	—	327	609	610
Total loans and leases covered under loss share agreements	$—	$1,258	$3,850	$4,379	$5,466

Other Selected Trend Information
Effective tax rate	32.60%	26.08%	19.59%	27.81%	19.82%
Full time equivalent employees	1,776	1,631	1,646	1,658	1,668
Trust assets under management	$2,064,044	$1,860,546	$1,820,612	$1,859,643	$1,736,308
Total Residential Mortgage Loan Applications	$647,487	$383,845	$445,039	$460,533	$316,829
Residential Mortgage Loans Originated	$319,581	$293,268	$312,428	$277,895	$175,249
Residential Mortgage Loans Sold	$268,786	$281,250	$283,677	$208,429	$149,993
Residential Mortgage Loan Servicing Portfolio	$3,578,409	$3,498,724	$3,362,717	$3,198,510	$3,107,589

(1) Total common stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by common shares outstanding, net of treasury. This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

(2) Total common stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights). This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Allowance for Loan and Lease Losses
Balance, beginning of period	$41,449	$41,698	$40,892	$38,573	$41,685
Provision for loan and lease losses	1,671	2,866	2,553	2,751	6,331
Charge-offs on loans not covered by loss share agreements	(2,004)	(4,020)	(2,649)	(1,392)	(10,617)
Charge-offs on loans covered by loss share agreements	—	—	—	(8)	(41)
Recoveries	738	905	894	913	1,215
Recoveries on loans covered by loss share agreements	—	—	8	55	—
Balance, end of period	$41,854	$41,449	$41,698	$40,892	$38,573

Asset Quality
Not covered under loss share agreements:
Nonaccrual loans	$27,023	$25,070	$30,130	$29,076	$31,928
Loans and leases past due ninety days or more as to interest or principal payments	9	—	—	—	—
Other real estate owned	19,097	19,016	19,873	23,761	28,033
Other repossessed assets	404	445	506	414	397
Total nonperforming assets not covered under loss share agreements	$46,533	$44,531	$50,509	$53,251	$60,358

Covered under loss share agreements:
Nonaccrual loans	$—	$278	$297	$297	$820
Other real estate owned	—	—	602	634	50
Total nonperforming assets covered under loss share agreements	$—	$278	$899	$931	$870

Performing troubled debt restructured loans	$10,904	$12,133	$11,994	$12,076	$12,548

Nonperforming Assets Activity
Balance, beginning of period	$44,809	$51,408	$54,182	$61,228	$73,450
Net loan charge offs	(1,266)	(3,115)	(1,747)	(432)	(9,443)
New nonperforming loans	4,059	5,226	5,911	4,264	5,328
Acquired nonperforming assets	6,101	—	—	—	—
Reduction of nonperforming loans(1)	(4,493)	(6,446)	(2,679)	(4,145)	(3,303)
OREO/Repossessed assets sales proceeds	(2,312)	(1,252)	(4,313)	(5,878)	(4,731)
OREO/Repossessed assets writedowns, net	(319)	(918)	(38)	(902)	(80)
Net activity at Citizens Finance Co.	(46)	(94)	92	47	7
Balance, end of period	$46,533	$44,809	$51,408	$54,182	$61,228

Asset Quality Ratios Excluding Assets Covered Under Loss Share Agreements
Ratio of nonperforming loans and leases to total loans and leases	0.64%	0.63%	0.79%	0.79%	0.89%
Ratio of nonperforming assets to total assets	0.72%	0.73%	0.85%	0.90%	1.06%
Annualized ratio of net loan charge-offs to average loans and leases	0.12%	0.32%	0.18%	0.05%	1.07%
Allowance for loan and lease losses as a percent of loans and leases	0.99%	1.07%	1.10%	1.11%	1.08%
Allowance for loan and lease losses as a percent of nonperforming loans and leases	154.83%	168.58%	138.40%	140.64%	120.81%
Loans delinquent 30-89 days as a percent of total loans	0.42%	0.21%	0.32%	0.25%	0.31%

(1) Includes principal reductions and transfers to performing status

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	March 31, 2015			March 31, 2014
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,283,509	$7,132	2.25%	$1,298,930	$7,761	2.42%
Nontaxable(1)	331,339	4,486	5.49	443,120	4,803	4.40
Total securities	1,614,848	11,618	2.92	1,742,050	12,564	2.92
Interest bearing deposits	9,194	4	0.18	6,417	7	0.44
Federal funds sold	7,617	1	0.05	809	—	—
Loans and leases:(2)
Commercial and commercial real estate(1)	3,023,204	35,875	4.81	2,500,341	30,311	4.92
Residential mortgage	478,948	4,883	4.13	400,194	4,352	4.41
Agricultural and agricultural real estate(1)	418,251	5,030	4.88	374,188	4,738	5.14
Consumer	347,190	6,888	8.05	296,404	6,186	8.46
Fees on loans	—	1,196	—	—	1,489	—
Less: allowance for loan and lease losses	(42,048)	—	—	(42,072)	—	—
Net loans and leases	4,225,545	53,872	5.17	3,529,055	47,076	5.41
Total earning assets	5,857,204	65,495	4.53%	5,278,331	59,647	4.58%
Nonearning Assets	597,067			492,019
Total Assets	$6,454,271			$5,770,350
Interest Bearing Liabilities
Savings	$2,830,961	$1,795	0.26%	$2,538,418	$2,062	0.33%
Time, $100,000 and over	344,360	838	0.99	340,344	875	1.04
Other time deposits	536,170	1,539	1.16	566,998	1,841	1.32
Short-term borrowings	294,756	198	0.27	306,070	226	0.30
Other borrowings	391,937	4,802	4.97	337,861	3,658	4.39
Total interest bearing liabilities	4,398,184	9,172	0.85%	4,089,691	8,662	0.86%
Noninterest Bearing Liabilities
Noninterest bearing deposits	1,450,291			1,187,432
Accrued interest and other liabilities	61,050			45,640
Total noninterest bearing liabilities	1,511,341			1,233,072
Stockholders' Equity	544,746			447,587
Total Liabilities and Stockholders' Equity	$6,454,271			$5,770,350
Net interest income(1)		$56,323			$50,985
Net interest spread(1)			3.68%			3.72%
Net interest income to total earning assets(1)			3.90%			3.92%
Interest bearing liabilities to earning assets	75.09%			77.48%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%
(2) Nonaccrual loans are included in average loans outstanding.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Total Assets
Dubuque Bank and Trust Company	$1,413,772	$1,508,573	$1,389,241	$1,393,391	$1,346,025
Wisconsin Bank & Trust	1,128,104	650,658	664,630	658,773	631,501
New Mexico Bank & Trust	1,113,031	1,142,580	1,069,722	1,050,117	1,020,381
Morrill & Janes Bank and Trust Company	888,321	898,161	867,346	837,148	859,998
Illinois Bank & Trust(1)	748,937	778,542	798,934	803,448	772,128
Arizona Bank & Trust	487,059	470,997	471,661	467,966	472,141
Rocky Mountain Bank	477,799	468,671	480,345	472,079	456,201
Minnesota Bank & Trust	169,254	167,808	165,580	165,250	157,965
Summit Bank & Trust	140,868	134,145	137,774	135,721	116,154
Total Deposits
Dubuque Bank and Trust Company	$1,166,070	$1,211,896	$1,055,036	$1,001,798	$1,066,711
Wisconsin Bank & Trust	939,157	554,722	564,674	558,654	544,323
New Mexico Bank & Trust	880,422	860,465	828,637	814,523	790,172
Morrill & Janes Bank and Trust Company	696,606	703,016	686,833	680,176	673,325
Illinois Bank & Trust(1)	625,885	600,357	654,592	649,082	648,325
Arizona Bank & Trust	378,422	351,635	390,167	382,011	381,121
Rocky Mountain Bank	407,958	395,609	395,728	384,856	379,017
Minnesota Bank & Trust	148,773	150,146	148,453	148,260	142,750
Summit Bank & Trust	124,113	111,859	118,896	118,275	104,598
Net Income (Loss)
Dubuque Bank and Trust Company	$6,016	$5,184	$4,480	$4,135	$2,381
Wisconsin Bank & Trust	2,181	1,737	1,077	1,299	1,068
New Mexico Bank & Trust	4,164	2,015	3,201	2,855	2,199
Morrill & Janes Bank and Trust Company	1,656	2,157	1,626	1,711	1,301
Illinois Bank & Trust(1)	2,482	1,721	1,538	1,465	1,329
Arizona Bank & Trust	677	1,159	551	1,243	837
Rocky Mountain Bank	1,156	1,684	1,448	388	1,049
Minnesota Bank & Trust	162	395	106	59	122
Summit Bank & Trust	305	(491)	(65)	(82)	(434)
Return on Average Assets
Dubuque Bank and Trust Company	1.66%	1.43%	1.27%	1.20%	0.67%
Wisconsin Bank & Trust	0.83	1.05	0.65	0.82	0.69
New Mexico Bank & Trust	1.52	0.72	1.20	1.10	0.88
Morrill & Janes Bank and Trust Company	0.77	0.99	0.76	0.81	0.62
Illinois Bank & Trust(1)	1.35	0.87	0.73	0.73	0.75
Arizona Bank & Trust	0.58	0.97	0.47	1.05	0.74
Rocky Mountain Bank	0.99	1.42	1.22	0.34	0.92
Minnesota Bank & Trust	0.40	0.98	0.26	0.15	0.32
Summit Bank & Trust	0.92	(1.46)	(0.19)	(0.26)	(1.57)
Net Interest Margin as a Percentage of Average Earning Assets
Dubuque Bank and Trust Company	3.55%	3.69%	3.63%	3.67%	3.72%
Wisconsin Bank & Trust	4.44	4.09	4.24	4.27	4.41
New Mexico Bank & Trust	3.88	3.73	3.85	3.96	3.80
Morrill & Janes Bank and Trust Company	3.35	3.35	3.51	3.50	3.17
Illinois Bank & Trust(1)	3.69	3.61	3.43	3.65	3.56
Arizona Bank & Trust	4.17	4.28	4.23	4.47	4.37
Rocky Mountain Bank	4.31	4.74	4.44	4.36	4.21
Minnesota Bank & Trust	3.95	4.02	3.84	3.88	3.79
Summit Bank & Trust	4.16	3.74	3.81	3.98	4.03

(1) Includes Galena State Bank & Trust Co. for the quarters ended March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of
	3/31/2015	12/31/2014	9/30/2014	6/30/2014	3/31/2014
Total Portfolio Loans and Leases
Dubuque Bank and Trust Company	$907,956	$952,114	$917,092	$908,729	$897,860
Wisconsin Bank & Trust	865,323	502,310	509,364	496,486	465,969
New Mexico Bank & Trust	635,843	635,402	609,170	575,685	556,928
Morrill & Janes Bank and Trust Company	475,295	440,899	445,100	429,326	400,243
Illinois Bank & Trust(1)	439,757	429,772	419,202	414,803	410,932
Arizona Bank & Trust	355,986	342,731	335,648	328,438	343,298
Rocky Mountain Bank	343,008	354,455	356,049	339,479	317,513
Minnesota Bank & Trust	114,477	110,920	104,061	105,142	98,818
Summit Bank & Trust	87,913	90,515	88,199	84,040	72,898
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$9,376	$9,403	$9,143	$9,441	$8,839
Wisconsin Bank & Trust	5,148	5,216	5,327	4,564	4,281
New Mexico Bank & Trust	6,670	6,863	6,688	6,628	6,388
Morrill & Janes Bank and Trust Company	3,200	2,305	2,077	1,741	1,137
Illinois Bank & Trust(1)	5,056	4,734	5,343	4,888	4,551
Arizona Bank & Trust	3,566	3,258	3,432	3,754	3,913
Rocky Mountain Bank	3,155	3,450	4,048	4,179	3,965
Minnesota Bank & Trust	1,170	1,116	1,052	1,071	1,021
Summit Bank & Trust	850	1,554	996	1,099	1,054
Nonperforming Loans and Leases
Dubuque Bank and Trust Company	$4,056	$3,067	$6,151	$5,718	$7,729
Wisconsin Bank & Trust	8,857	2,967	3,335	3,617	4,904
New Mexico Bank & Trust	4,386	6,416	5,550	4,781	5,195
Morrill & Janes Bank and Trust Company	406	380	519	368	129
Illinois Bank & Trust(1)	5,499	5,939	7,611	7,039	6,152
Arizona Bank & Trust	1,009	2,156	2,732	2,946	3,200
Rocky Mountain Bank	2,111	1,954	3,008	3,471	3,271
Minnesota Bank & Trust	—	—	—	—	—
Summit Bank & Trust	40	1,076	583	567	584
Allowance As a Percent of Total Loans and Leases
Dubuque Bank and Trust Company	1.03%	0.99%	1.00%	1.04%	0.98%
Wisconsin Bank & Trust	0.59	1.04	1.05	0.92	0.92
New Mexico Bank & Trust	1.05	1.08	1.10	1.15	1.15
Morrill & Janes Bank and Trust Company	0.67	0.52	0.47	0.41	0.28
Illinois Bank & Trust(1)	1.15	1.10	1.27	1.18	1.11
Arizona Bank & Trust	1.00	0.95	1.02	1.14	1.14
Rocky Mountain Bank	0.92	0.97	1.14	1.23	1.25
Minnesota Bank & Trust	1.02	1.01	1.01	1.02	1.03
Summit Bank & Trust	0.97	1.72	1.13	1.31	1.45

(1) Includes Galena State Bank & Trust Co. for the quarters ended March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014.